                                                                       EXHIBIT B

                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT dated as of February __, 2000 among Trader.com N.V., a Dutch company (the "Company"), Floscule B.V., a Dutch company
                                       -------
("Floscule"), Compagnie Generale d'Industrie et de Participations ("CGIP"), a
  --------                                                          ----
French company ("CGIP"), Oranje-Nassau Participaties B.V., a Dutch subsidiary of
                 ----
CGIP ("Oranje-Nassau"), Trief Corporation, S.A., a Luxembourg subsidiary of CGIP
       -------------
("Trief"), and Figema S.A., a French subsidiary of CGIP ("Figema").
  -----                                                   ------

     WHEREAS, the Holders (as defined below) wish to have the right to require the Company to register Class A Common Shares of the Company under the Securities Act of 1933; and

     WHEREAS, the Company, in consideration of the Holders' support of the Company's Initial Public Offering (as defined below), is willing to grant such registration rights;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein.

     1.  Certain Definitions.  As used in this Agreement, the following terms
         -------------------
shall have the following respective meanings:

     "CGIP Group" means CGIP, Oranje-Nassau, Trief, Figema and their Permitted
      ----------
Transferees. If CGIP Group is absorbed by Marine Wendel, all references herein to CGIP shall be deemed to be references to Marine Wendel and all references to the CGIP Group shall be deemed to be references to the Marine Wendel Group.

     "Class A Common Shares" shall mean the Class A Common Shares, EUR 0.16
      ---------------------
nominal value per share, of the Company, as constituted as of the date of this Agreement.

     "Class B Common Shares" shall mean the Class B Common Shares, EUR 1.92
      ---------------------
nominal value per share, of the Company, as constituted as of the date of this Agreement.

     "Commission" shall mean the United States Securities and Exchange
      ----------
Commission, or any other United States agency at the time administering the Securities Act.

     "Exchange Act" shall mean the United States Securities Exchange Act of
      ------------
1934, as amended, or any similar United States statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Floscule Group" means Floscule and its Permitted Transferees.
      --------------

     "Holders" means the Floscule Group and the CGIP Group.
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

     "Initial Public Offering" means the Company's first underwritten public
      -----------------------
offering of Class A Common Shares on a recognized stock exchange pursuant to applicable securities laws.

     "Mr. MacBain" means John H. MacBain.
      -----------

     "Mrs. MacBain" means Louise T. Blouin MacBain.
      ------------

     "Mr. Teyssonniere" means Eric Teyssonniere de Gramont.
      ----------------

     "Permitted Transferee" means:
      --------------------

     (i) in the case of CGIP, Oranje-Nassau, Figema and Trief, (a) any wholly-owned Subsidiary of CGIP, (b) if CGIP is absorbed by Marine Wendel, Marine Wendel and any Wholly-Owned Subsidiary of Marine Wendel and (c) if the Floscule Group is the holder of a majority of the outstanding Class B Common Shares at the time of any proposed transfer, any member of the Floscule Group; and

      (ii) with respect to Floscule, (a) Mr. and Mrs. MacBain and any of their descendants; (b) Mr. Teyssonniere and his heirs, his wife and her descendants;
(c) any corporation, partnership or other entity 100% of the voting and beneficial interests in which are owned by one or more of the Persons referred to in clause (a) and (b) ; (d) any trust whose only beneficiaries are one or more of the Persons referred to in clause (a), (b) and (c); and (e) if the CGIP Group is the holder of a majority of the outstanding Class B Common Shares at the time of any proposed transfer, any member of the CGIP Group.

     "Person" means an individual, corporation, partnership, association, trust
      ------
or other entity or organization, including a government or political subdivision or agency or instrumentality thereof.

     "Registration Expenses" shall mean the expenses so described in Section 6.
      ---------------------

     "Registration Statement" means a registration statement filed by the
      ----------------------
Company with the Commission for a public offering and sale of Common Stock (other than a registration statement on From S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any other registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

     "Registrable Shares" shall mean all Class A Common Shares and all Class A
      ------------------
Common Shares issued or issuable upon the conversion of the Class B Common Shares held by the Holders; provided, however, that Registrable Shares shall not
                            --------  -------
include such number of Class A Common Shares as may be sold within six months under Rule 144 under the Securities Act. Whenever reference is made in this Agreement to a request or consent of Holders of a certain percentage of Registrable Shares, the determination of such percentage shall include Class A Common Shares issuable upon the conversion of the Class B Common Shares held by the Holders even if such conversion has not yet been effected.

     "Securities Act" shall mean the United States Securities Act of 1933, as
      --------------
amended, or any similar United States statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Wholly-Owned Subsidiary" means any entity all of the securities or other
      -----------------------
ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (other than directors' qualifying shares or the equivalent) are at the time directly or indirectly owned by a company. An entity shall be considered a Wholly-Owned Subsidiary of a company notwithstanding the transfer of record ownership of an equity interest in such entity to a nominee if such nominee has agreed in writing that (x) such nominee will vote its equity interest in the entity in accordance with the instructions of the company that transferred the interest to the nominee and (y) it is holding the equity interest in the entity solely for the benefit of the company that transferred the interest to the nominee, provided that such nominee does not hold record ownership of more than one percent of the shares in the entity.

     2.  Demand Registration.  (a) At any time commencing 180 days after the
         -------------------
Initial Public Offering and for so long as the Company shall not be eligible to file a Registration Statement on Form F-3 (or any successor form relating to secondary offerings), each of the Holders may request, in writing, that the Company effect a registration on Form F-1 or Form F-2 (or any successor form) of Registrable Shares held by such Holder having an aggregate offering price to the public of at least $50,000,000.00. Following receipt of any notice pursuant to this Section 2, the Company shall immediately notify all Holders from whom notice has not been received and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of distribution specified in such notice from the requesting Holder or Holders, the number of Registrable Shares specified in such notice (and in all notices received by the Company from other Holders within 30 days after the giving of such notice by the Company). If such method of distribution shall be an underwritten public offering, the Holder of a majority of the Registrable Shares to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. If a registration pursuant to this Section 2 is, in whole or in part, an underwritten public offering, the Company shall provide such assistance with respect to the offering as may be reasonably requested by the requesting Holders or the underwriters, including, but not limited to, causing members of the Company's senior management team to participate in "roadshow" presentations for the purpose of the marketing of the Registrable Shares to be sold by the underwriters. The Company shall not be required to effect more than one such registration at the request of each of the CGIP Group and the Floscule Group under this Section 2; provided that such
                                                        --------
obligation shall be deemed satisfied only when a Registration Statement covering all Registrable Shares specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting Holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto. The Company will use its best efforts to maintain the effectiveness for up to 90 days (or such shorter period of time as the underwriters need to complete the distribution of the registered offering) of any Registration Statement pursuant to this Section 2.

     (b) The Company shall be entitled to include in any Registration Statement referred to in this Section 2, for sale in accordance with the method of disposition specified by the requesting Holders, Class A Common Shares to be sold by the Company for its own account; provided, that if the proposed method
                                         --------
of disposition specified by the requesting Holders shall be an underwritten public offering, the shares to be included in such an offering shall be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the Registrable Shares to be sold. Such reduction will be effected as follows:

          (i) First, any shares to be sold by the Company shall be reduced; and

          (ii) Second, if all of the shares to be sold by the Company are excluded from the offering, then the Registrable Shares of the requesting Holders shall be reduced, such reduction to be made pro rata among the
                                                         ----
     requesting Holders based on the number of Registrable Shares owned by such requesting Holders.

Except for registration statements on Form F-4, S-8 or any successor thereto, the Company will not file with the Commission any other Registration Statement with respect to its Class A Common Shares, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting Holders pursuant to this Section 2 until the completion of the period of distribution of the registration contemplated thereby.

     3.  Piggyback Registration.  If at any time the Company proposes to file a
         ----------------------
Registration Statement (other than pursuant to Section 2 or Section 4) to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other shareholders or both (except with respect to registration statements or Forms

F-4, S-8 or another form not available for registering the Registrable Shares for sale to the public), it will give written notice to all Holders of its intention to do so. Upon the written request of a Holder received by the Company within 30 days of the giving of any such notice by the Company to register any of its Registrable Shares, the Company will use its best efforts to cause the Registrable Shares as to which registration shall have been so requested to be included in the Registration Statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by the Holder of such Registrable Shares so registered. In the event that any registration pursuant to this Section 3 shall be, in whole or in part, an underwritten public offering of Class A Common Shares, the number of Registrable Shares to be included in such an underwriting may be reduced (pro rata among the requesting Holders based upon the number of Registrable Shares owned by such Holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein. Notwithstanding the foregoing and subject to Section 5, the Company may withdraw any Registration Statement referred to in this Section 3 without thereby incurring any liability to the Holders.

     4.  Registration on Form F-3.  At any time after the Company becomes
         ------------------------
eligible to file a Registration Statement on Form F-3 (or any successor form relating to secondary offerings), each of the Holders may request the Company, in writing, to effect the registration on Form F-3 (or such successor form), of Registrable Shares having an aggregate offering price of at least

$10,000,000.00 (based on the then current public market price). Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all other Holders. Such Holders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Holder may request in such notice of election. The Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form F-3 (or such successor form) of all Registrable Shares which the Company has been requested to so register. There shall be no limit on the number of registrations that may be requested and obtained pursuant to
Section 4, provided that the Company shall not be required to effect more than
           --------
one registration during any six-month period pursuant to this Section 4. The Company will use its best efforts to maintain the effectiveness for up to 30 days of any Registration Statement pursuant to this Section 4.

     5.  Blackouts.  Notwithstanding the provisions of Section 2, 3 or 4 above,
         ---------
if at any time the Company is in possession of material non-public information that the Supervisory Board of the Company determines in good faith is not in the best interests of the Company to disclose in a Registration Statement but which information would otherwise be required by the Securities Act to be disclosed in such Registration Statement or amendment thereto, then the Company may (i) delay the filing, or requested effectiveness, of any Registration Statement required to be filed pursuant to Section 2 or Section 4 above for up to 120 days or (ii) upon notice to the Holders, suspend the use of any Registration Statement that has been declared effective by the Commission under the Securities Act for up to 120 days; provided that the Company shall not delay the filing or requested
          --------
effectiveness of, or suspend the use of, any Registration Statement for more than an aggregate of 120 days in any 12-month period.

     6.  Registration Procedures.  If and whenever the Company is required by
         -----------------------
the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares under the Securities Act, the Company will, as expeditiously as possible:

  (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

  (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the periods specified in Sections 2, 3 and 4 above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such Registration Statement in accordance with the selling Holders' intended method of disposition set forth in such Registration Statement for such period;

  (c) furnish to each seller of Registrable Shares and to each underwriter such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Shares covered by such Registration Statement;

  (d) use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or "blue sky" laws of such jurisdictions as the selling Holders or, in the case of an underwritten public offering, the managing underwriter, reasonably shall request, and do any and all other acts and things that may be necessary or desirable to enable the selling Holders to consummate the public sale or other disposition in such state of the Registrable Shares owned by the selling Holder, provided, however, that
                                                       --------  -------
the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

  (e) use its best efforts to list the Registrable Shares covered by such registration statement with any securities exchange on which the Class A Common Shares of the Company are then listed;

  (f) immediately notify each seller of Registrable Shares and each underwriter under such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

  (g) if the offering is underwritten and at the request of any seller of Registrable Shares, use its best efforts to furnish on the date that Registrable Shares are delivered to the underwriters for sale pursuant to such registration:
(i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such Registration Statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the Registration Statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

  (h) make available for inspection by each seller of Registrable Shares, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement.

  (i) before filing any Registration Statement or any amendments or supplements thereto, furnish to counsel to the Holders copies of such documents proposed to be filed, which documents shall be subject to the reasonable approval of such counsel.

  (j) provide copies of all correspondence from the Commission relating to any Registration Statement as well as copies of correspondence from the Company to the Commission in response thereto, which correspondence from the Company shall be subject to the reasonable approval of such counsel.

     In connection with each registration hereunder, the selling Holders will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

     In connection with each registration pursuant to Sections 2, 3, or 4 covering an underwritten public offering, the Company and each Holder agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     7.  Expenses.  The Company will pay all Registration Expenses of all
         --------
registrations under this Agreement. For purposes of this Section 7, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company, state "blue sky" fees and expenses, fees of the National Association of Securities Dealers, Inc., and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of the selling Holders' own counsel.

     8.  Indemnification and Contribution.  (a)  In the event of a registration
         --------------------------------
of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each seller of such Registrable Shares thereunder, each underwriter of such Registrable Shares thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or "blue sky" laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares was registered under the Securities Act pursuant to Sections 2, 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in
                     --------  -------
any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such Registration Statement or prospectus.

     (b) In the event of a registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of such Registrable Shares thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each of the officers and directors of the Company, each underwriter (if any) and each person who controls such underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or "blue sky" laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Registrable Shares was registered under the Securities Act pursuant to Sections 2, 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable
                     --------  -------
hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such Registration Statement or prospectus, and provided, further, however, that the
                                          --------  -------  -------
liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such Registration Statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Registrable Shares covered by such Registration Statement.

     (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action or proceeding involving a claim referred to in Sections 8(a) and 8(b) above, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 8 and shall only relieve it from any liability which it may have to such indemnified party under this Section 8 if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the
--------  -------
indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be
         --------  -------
required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     9.  Information by Holder.  Each Holder including Registrable Shares in any
         ---------------------
registration shall promptly furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     10.  Lock-Up Agreement.  Each Holder, if requested by the Company and the
          -----------------
managing underwriter of an underwritten public offering by the Company of Class A Common Shares or other securities of the Company pursuant to a Registration Statement, shall agree not to sell publicly or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Holder (other than any Registrable Shares to be sold in the public offering to which such Registration Statement pertains) for (i) 90 days following the effective date of such Registration Statement in the case of a public offering other than an Initial Public Offering and (ii) 180 days following the effective date of such Registration Statement in the case of the Initial Public Offering, or, in both cases, such shorter time as may be acceptable to such managing underwriter. Such agreement shall be in writing in form and substance satisfactory to the Company and such managing underwriter. The Company may impose stop-transfer instructions with respect to such shares subject to the foregoing restrictions until the end of said 90-day or 180-day period, as the case may be.

     11.  Rule 144 Reporting.  With a view to making available the benefits of
          ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Shares to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

     (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

     (c)  furnish to each holder of Registrable Shares forthwith upon request
(i) a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act,
(ii) a copy of the most recent annual or quarterly report of the Company, and
(iii) such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Shares without registration.

     12.  General.
          -------

     (a)  Successors and Assigns.  The rights of the Holders under this
          ----------------------
Agreement may not be assigned without the written consent of the Company and the Holder group that is not assigning its rights under this Agreement; provided
                                                                    --------
that each of the members of the Floscule Group and the CGIP Group may assign its rights under this Agreement to its Permitted Transferees if and to the extent that it transfers Registrable Shares to such Permitted Transferees in accordance with the terms of the Shareholders Agreement dated as of the date hereof among the Company, the parties to this Agreement, Mr. MacBain, Mrs. MacBain and Mr. Teyssonniere.

     (b)  Notices.  All notices, requests, consents and other communications
          -------
hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, sent by internationally recognized air courier or sent by telecopier or telex, addressed as follows:

          if to Trader.com N.V. at:

          Parnassustoren
          Locatellikade 1
          1076 AZ Amsterdam
          The Netherlands
          Attn:  Managing Director
          Telecopy:   (3120) 67.30016

          with a copy to:

          Testa, Hurwitz & Thibeault, LLP
          125 High Street
          Boston, Massachusetts  02116
          USA
          Attn:  George W. Lloyd, Esq.
          Telecopy:  (617) 248-7100

          if to Floscule B.V. at:

          Parnassustoren
          Lacatellikade 1
          1076 AZ Amsterdam
          The Netherlands
          Attn:  Managing Director
          Telecopy:  (3120) 6730016

          with a copy to:

          Testa, Hurwitz & Thibeault, LLP at the address indicated above.

          if to Compagnie Generale d'Industrie et de Participations, Oranje-Nassau Participaties B.V., Figema or Trief Corporation S.A. at:

          89 rue Taitbout
          75009 Paris
          France
          Attn:  Ernst-Antoine Seilliere
          Telecopy:  (33) 1 42 80 68 67
          and Attn:  Legal Department
          Telecopy:  (33) 1 42 85 63 60

          with a copy to:

          Salans, Hartzfeld and Heilbronn
          9 rue Boissy d'Anglas
          75008 Paris
          France
          Attn:  George Pinkham, Esq.
          Telecopy:  (33) 1 42 68 15 45

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company or to the Holders in accordance with the provisions of this paragraph.

     (c)  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of New York, without regard to the provisions thereof relating to conflict of law.

     (d)  Amendments and Waivers.  This Agreement may not be amended or
          ----------------------
modified, and no provision hereof may be waived, without the written consent of the Company and the Holders. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or waiver.

     (e)  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (f)  Severability.  If any provision of this Agreement shall be held to be
          ------------
illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     (g)  Entire Agreement.  This Agreement represents the complete agreement
          ----------------
and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supercedes all prior agreements and understandings between the parties with respect to the subject matter hereof.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Agreement has been executed by the parties hereto as of the day and year first above written.


TRADER.COM N.V.                                 FLOSCULE B.V.

By:                                             By:
    ---------------------------                    -----------------------------
Name:                                           Name:
     --------------------------                    -----------------------------
Title:                                          Title:
      -------------------------                       --------------------------

COMPAGNIE GENERALE                              ORANJE NASSAU PARTICIPATIES B.V.
D'INDUSTRIE ET DE PARTICIPATIONS

By:                                             By:
    ---------------------------                    -----------------------------
Name:                                           Name:
     --------------------------                    -----------------------------
Title:                                          Title:
      -------------------------                       --------------------------

TRIEF CORPORATION S.A.                          FIGEMA S.A.

By:                                             By:
    ---------------------------                    -----------------------------
Name:                                           Name:
     --------------------------                    -----------------------------
Title:                                          Title:
      -------------------------                        -------------------------